EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of NewSouth Bancorp, Inc. on Form S-8 (File number 333-49759) of our report dated November 2, 1999, on our audits of the consolidated financial statements of NewSouth Bancorp, Inc. as of September 30, 1999 and 1998, and for each of the three years in the period ended September 30, 1999, which report has been included in this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina
December 27, 1999